UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2016

(Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2016, the Board of Directors (the “Board”) of Ritchie Bros. Auctioneers Incorporated (the “Company”) resolved to increase the size of the Board from seven to eight directors and has appointed Sarah Raiss as a director of the Company to fill the resulting vacancy, effective July 1, 2016. The Board has appointed Ms. Raiss to serve on the Compensation Committee of the Board. There was no arrangement or understanding pursuant to which Ms. Raiss was appointed as a director, and there are no relationships between Ms. Raiss and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Raiss will participate in the Company’s standard director compensation program. The program generally in effect for the current fiscal year ending December 31, 2016 is described in “Non-Executive Director Compensation” in the Company’s proxy statement for its 2016 Annual and Special Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2016.

The Company issued a press release on June 30, 2016 announcing the appointment of Ms. Raiss. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2016	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 30, 2016